Exhibit 99.1

BroadVision Contact:

Bob Okunski
BroadVision Investor Relations
650-542-4659
bob.okunski@broadvision.com

BroadVision, Inc. Announces Return to GAAP Profitability in First Quarter

Company Reports GAAP Net Income of $1.3 Million, Pro Forma Net Income of $3.3 Million

REDWOOD CITY, Calif. — April 23, 2003 — BroadVision, Inc. (Nasdaq: BVSN), a leading provider of enterprise portal applications, today reported financial results for the first quarter ended March 31, 2003. Revenues for the first quarter of 2003 were $24.5 million, compared with revenues of $28.8 million for the fourth quarter ended December 31, 2002 and $30.5 million for the first quarter of 2002. License revenue for the quarter totaled $8.0 million, and services revenue totaled $16.5 million. In the first quarter, BroadVision posted net income on a generally accepted accounting principles (GAAP) basis of $1.3 million, or $0.04 per share and recorded an increase in cash and cash investments of $0.4 million. The GAAP net income for the quarter compares with a GAAP net loss of $10.0 million, or $0.31 per share, for the fourth quarter of 2002, and a GAAP net loss of $36.1 million, or $1.14 per share, in the first quarter of 2002.

Pro forma net income for the first quarter of 2003 was $3.3 million, or $0.09 per diluted share, compared with pro forma net income of $3.7 million, or $0.11 per diluted share, in the fourth quarter of 2002. In the first quarter of 2002, the Company reported a pro forma net loss of $19.0 million, or $0.60 per share. Pro forma results exclude certain charges that totaled $1.9 million in the first quarter of 2003, $13.7 million in the fourth quarter of 2002 and $17.1 million in the first quarter of 2002. The charges in the first quarter of 2003 were comprised of restructuring costs and amortization charges related to previously acquired technology. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain non-cash and restructuring expenses that the Company believes are not indicative of its core operations.

During the first quarter, BroadVision recorded a $1.4 million credit related to telecommunications costs renegotiated during the quarter.  This credit reduced first quarter expenses and increased both GAAP and pro forma net income by approximately $1.4 million.

 “We are very pleased to report both GAAP profitability and positive cash flow in our first quarter, despite a challenging selling environment,” commented Dr. Pehong Chen, BroadVision’s president and CEO. “Some top line softness was attributable to seasonal factors, on top of economic and geopolitical uncertainties that contributed to delays in a number of transactions. However, the strength of our installed base was a highlight, evidence that customers are continuing to favor proven vendors such as BroadVision when making new purchase decisions.”

Chen continued, “From an operational standpoint, our expenses were well-controlled, even as we invested substantially in product development and customer support. Our management team is now complete, energized, and focused on increasing our productivity. We believe that our demonstrated product and organizational leadership have positioned us well to capitalize on future market opportunities.”

During the first quarter of 2003, BroadVision expanded its market presence by closing business with new customers, including AEON, Gemeente Tilburg, Raiffeisen bank SA Romania, and Junta Castilla Y Leon. In addition, the Company generated repeat business with Cardinal Health, City of Chicago, ENI Spa, Ericsson, Exempla Healthcare, Infineon, Japan Airlines, Pharmacia, Pitney Bowes, Seiko Epson, State of California and Xerox.

Market adoption continued to grow for the BroadVision 7.0 suite of enterprise portal applications, with customers including CIBC, Infineon, Telecom Italia and Vodaphone Omnitel going live on release 7.0 during the quarter. Additionally, a number of customers and strategic partners leveraged BroadVision solutions in developing portal applications for vertical markets. For example, TXT E-Solutions, Europe’s leading provider of supply chain management solutions, is extending BroadVision applications to provide portal-based supply chain management solutions for the fashion industry. Working with strategic partners to provide specialized vertical solutions contributed to BroadVision’s success in the past quarter and is a key element in BroadVision’s future product roadmap.

CONFERENCE CALL

BroadVision will hold a conference call to discuss this press release and related matters at 2:00 pm Pacific Time, April 23, 2003. The call, hosted by Dr. Pehong Chen, president and CEO of BroadVision, can be accessed live and thereafter, by visiting the investor relations section of the Company’s website at www.broadvision.com.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K as filed with the Securities and Exchange Commission and in BroadVision’s quarterly reports on Form 10-Q.

About BroadVision

BroadVision’s (Nasdaq: BVSN) enterprise portal applications create bottom line value by transforming the way organizations do business — moving relationships with employees, partners and customers to a personalized, self-service model that increases revenues, reduces costs and improves productivity. BroadVision is a leading provider of portal software to many Fortune 500 companies that use BroadVision to power their enterprise portal initiatives — leveraging the web and wireless devices to unify and extend their enterprise applications, information and business processes, to collaborate with over 50 million users.

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

###

BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2003	Dec. 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$98,975	$77,386
Short-term investments	3,649	24,484
Accounts receivable, less allowance for doubtful accounts and reserves of $4,781 and $5,502 as of Mar. 31, 2003 and Dec. 31, 2002, respectively	14,790	22,917
Prepaids and other	5,723	9,181
Total current assets	123,137	133,968
Property and equipment, net	22,950	26,600
Long-term investments	152	587
Restricted cash	16,759	16,704
Equity investments	1,809	2,083
Goodwill and other intangibles, net	56,434	57,320
Other assets	2,682	2,874
Total assets	$223,923	$240,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$25,977	$25,977
Accounts payable	8,462	8,105
Accrued expenses	46,721	55,787
Unearned revenue	10,510	14,158
Deferred maintenance	20,773	24,325
Total current liabilities	112,443	128,352
Long-term debt, net of current portion	1,701	1,945
Other noncurrent liabilities	66,529	68,206
Total liabilities	180,673	198,503

Commitments and Contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,211,110	1,210,797
Accumulated other comprehensive loss	4	37
Accumulated deficit	(1,167,867)	(1,169,204)
Total stockholders’ equity	43,250	41,633
Total liabilities and stockholders’ equity	$223,923	$240,136

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended Mar. 31,
	2003	2002
Revenues:
Software licenses	$7,975	$8,179
Services	16,480	22,276
Total revenues	24,455	30,455
Cost of revenues:
Cost of software licenses	388	1,100
Cost of services	6,558	12,334
Total cost of revenues	6,946	13,434
Gross profit	17,509	17,021

Operating expenses:
Research and development	6,151	13,975
Sales and marketing	6,832	16,178
General and administrative	2,288	6,193
Goodwill and intangible amortization	887	887
Restructuring charge	1,035	5,380
Impairment of assets	—	2,276
Total operating expenses	17,193	44,889
Operating income (loss)	316	(27,868)

Other income (expense), net	1,076	(8,077)
Income (loss) before provision for income taxes	1,392	(35,945)
Provision for income taxes	55	177
Net income (loss)	$1,337	$(36,122)

Basic income (loss) per share	$0.04	$(1.14)

Diluted income (loss) per share	$0.04	$(1.14)

Shares used in computing basic income (loss) per share	32,447	31,673

Shares used in computing diluted income (loss) per share	34,727	31,673

PRO FORMA FINANCIAL INFORMATION(1):
Cost of revenues and operating expenses	$22,217	$49,780
Net income (loss)	$3,259	$(19,045)
Basic income (loss) per share	$0.10	$(0.60)
Diluted income (loss) per share	$0.09	$(0.60)

(1)  Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended Mar. 31,
	2003	2002
Net income (loss), generally accepted accounting principles	$1,337	$(36,122)
Pro forma adjustments:
Restructuring charges	1,035	5,380
Amortization of acquired technology	887	887
Impairment of equity investments	—	8,534
Impairment of assets	—	2,276
Total pro forma adjustments	1,922	17,077
Pro forma net income (loss)	$3,259	$(19,045)
Cost of revenues and operating expenses, generally accepted accounting principles	$24,139	$58,323
Pro forma adjustments:
Restructuring charges	(1,035)	(5,380)
Amortization of acquired technology	(887)	(887)
Impairment of assets	—	(2,276)
Total pro forma adjustments	(1,922)	(8,543)
Pro forma cost of revenues and operating expenses	$22,217	$49,780